Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

STEAKHOLDER FOODS LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value, as represented by American Depositary Shares	(1)	$11,500,000.00	.0001102	$1,267.30
Fees to be Paid	Other	Warrants to Purchase Ordinary Shares represented by American Depositary Shares	(4)
Fees to be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of warrants	(1)	11,500,000.00	.0001102	1,267.30
Fees to be Paid	Other	Pre-funded warrants to Purchase Ordinary Shares represented by American Depositary Shares	(4)
Fees to be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of pre-funded warrants	(4)
Fees to be Paid	Other	Underwriter’s warrants to Purchase Ordinary Shares represented by American Depositary Shares	(4)
Fees to be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of underwriter’s warrants(5)	(1)	718,750.00	.0001102	$79.21
	Total Offering Amounts			$23,718,750.00		$2,613.81
	Total Fees Previously Paid					$-
	Total Fee Offsets					-
	Net Fee Due					$2,613.81

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes Ordinary Shares granted pursuant to the underwriters’ option to purchase additional American Depositary Shares, or ADSs.

(3)
Ordinary shares are represented by ADSs, each of which represents ten ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-253915).

(4)
In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares of the registrant underlying the warrants and pre-funded warrants are registered hereby, no separate registration fee is required with respect to the pre-funded warrants registered hereby.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is equal to 125% of $575,000 (which is equal to 5% of $11,500,00).